Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Min J. Kim, President and Chief Executive Officer of OP Bancorp (the “registrant”), hereby certifies that, to the best of knowledge:
(1)The registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant.

Date: March 29, 2024	By:	/s/ MIN J. KIM
Min J. Kim
President and Chief Executive Officer (Principal Executive Officer)